SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1502 Stickney Point Road, # 501, Sarasota, FL 34231
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 926-2510

500 John Ringling Boulevard, Sarasota, Florida 34242
(Former name or former address, if changed since last report)
ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

          The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sale of equity securities:

            (a)            On or about December 8, 2005, the Company caused to be issued an aggregate of 800,000 shares of common stock to DJ Investment Fund, LLC. The shares were "restricted securities" under the Securities Act of 1933, as amended. The restricted stock award was made in consideration of services to the Company under a consulting agreement with Porter, LeVay & Rose, Inc., an affiliate of DJ Investment Fund, LLC.

            (b)            No underwriter, placement agent, or finder was involved in the transaction.

            (c)            An aggregate of 800,000 shares of common stock were granted to one entity for consulting services. The shares were issued for services and were valued at $0.065 per share.

            (d)            We relied on the exemption from registration provided by Sections 4(2) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each grantee with access to our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors and other financial, business and corporate information. Based on our investigation, we believe that the grantee obtained all information regarding the Company it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.

            (e)            Not applicable.

            (f)            Not applicable.

ITEM 9.01.      EXHIBITS

10.1                  Agreement with Porter, LeVay & Rose, Inc. (to be filed by amendment)

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.

Date: February 8, 2006	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer